Exhibit 99.1

Blackhawk Network Holdings, Inc. Shareholders Approve Conversion into Single Class of Common Stock

Trading in Single Class of Stock to Commence May 22, 2015

Pleasanton, California, May 21, 2015 — Blackhawk Network Holdings, Inc. (NASDAQ: HAWK and HAWKB), a leading prepaid and payments network, announced today the Company’s shareholders have approved a proposal to reclassify the outstanding shares of the Company’s Class B common stock as shares of common stock and to rename the Class A common stock as “common stock.”

To implement the share conversion, Blackhawk today filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The conversion became effective immediately upon filing of the Second Amended and Restated Certificate of Incorporation. The shareholders need not take any action to convert their shares. Any existing shares held in brokerage accounts will be automatically adjusted by the broker to reflect the conversion and name change.

Beginning on May 22, 2015, trading in the Class B common stock (HAWKB) on NASDAQ will be suspended, and all trading in Blackhawk common stock will be under the ticker symbol HAWK. The CUSIP number for Blackhawk common stock is 09238E104, the same number previously assigned to the Class A common stock.

Adoption of this proposal has no effect upon the Company’s future operations or capital structure or on the economic equity interests of holders of shares of Class A common stock or Class B common stock. Following the conversion, all holders of common stock have one vote per share in matters subject to a stockholder vote.

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com and www.giftcardmall.com.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” “will” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: potential changes in our stock price, our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K and other subsequent periodic reports we have filed with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

INVESTORS/ANALYSTS: Patrick Cronin (925) 226-9973 investor.relations@bhnetwork.com	MEDIA: Teri Llach (925) 226-9028 Teri.llach@bhnetwork.com